UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 8, 2007
BROOKS AUTOMATION, INC.
(Exact name of registrant as specified in its charter)
DELAWARE
(State or other jurisdiction of incorporation)

0-25434	04-3040660

(Commission File Number)	(IRS Employer Identification No.)

15 Elizabeth Drive, Chelmsford, MA	01824

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (978) 262-2400.
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
ITEM 8.01 OTHER EVENTS
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX
EX-99.1 Press release issued on November 8, 2007

ITEM 5.02   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
(c) On November 8, 2007, the Board of Directors (the “Board”) of Brooks Automation, Inc. (“Brooks” or the “Company”) appointed Richard Small, age 49, as the Company’s Senior Vice President, Corporate Controller. Mr. Small joined the Company in September 2003 as Vice President and Corporate Controller. Prior to Brooks, he worked for Global Knowledge Network, a multinational education company, for six years, serving as the company’s corporate controller for five years. Mr. Small’s experience also includes positions as operations controller with Helix Technology Corporation, corporate accounting and financial management at Bolt Beranek and Newman, and program accounting and administration at Lockheed Sanders. Mr. Small holds a Masters in Business Administration degree from Babson College and a Bachelor of Business Administration degree from University of Massachusetts, Amherst.
(d) On November 8, 2007, the Board voted to increase the size of the Board from eight to nine members and appointed Kirk P. Pond to serve as a member of the Board. The Board also appointed Mr. Pond to the Human Resources and Compensation Committee and the Finance Committee of the Board. Concurrently with Mr. Pond’s appointment to the Board, the Human Resources and Compensation Committee approved a grant to him of 7,500 shares of common stock.
ITEM 8.01   OTHER EVENTS
On November 8, 2007, the Board authorized the creation of two new committees of the Board, the Executive Committee and the Finance Committee. Additionally, the Board elected the following directors to these new committees as indicated below:
Executive Committee:
Robert J. Lepofsky
Joseph R. Martin
John K. McGillicuddy
Finance Committee:
Krishna G. Palepu
Kirk P. Pond
Alfred Woollacott III
ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits
99.1	Press release issued on November 8, 2007 by Brooks Automation, Inc., announcing the appointment of Kirk P. Pond to the Company’s Board of Directors.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKS AUTOMATION, INC.
/s/ Thomas S. Grilk
Thomas S. Grilk
Senior Vice President, General Counsel and Secretary
Date: November 13, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued on November 8, 2007.